UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 4, 2013

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Network Drive Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2013, Dyax Corp. announced that Ivana Magovcevic-Liebisch, Ph.D., J.D., Dyax’s Executive Vice President and Chief Operating Officer, is leaving to pursue a senior management opportunity at a multinational pharmaceutical company, effective on March 29, 2013.  Dr. Magovcevic-Liebisch will continue to serve the Company as a consultant following her departure.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Dr. Magovcevic-Liebisch’s departure is furnished as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On March 6, 2013, Dr. Magovcevic-Liebisch sold 215,359 shares of Dyax common stock.  This sale was made independently by an investment professional in an automatic transaction triggered by the occurrence of price limits previously established pursuant to a Rule 10b5-1 plan entered into by Dr. Magovcevic-Liebisch in July 2012.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits.

	99.1	Press release of Dyax Corp. dated March 8, 2013 reporting a management change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	March 8, 2013	By:	/s/ Gustav Christensen
Gustav Christensen
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Dyax Corp. dated March 8, 2013 reporting a management change.